Exhibit 10.2

EXHIBIT "J"

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into this 1st day of February 2002, by and between National Data Inc. having its principal place of business at 2150 Northwest parkway, Suite H, Marietta, Ga, 30067 hereinafter referred to as the "Employer", and Jeffrey Brathall, whose present address is 300 Ambleside Chase, Alpharetta, GA 30022, hereinafter referred to as the "Employee".

    Employment. The Employer hereby agrees to employ the Employee in the capacity of Director of Sales, upon the terms and conditions set out herein.

    Term. The term of this Agreement shall begin on February 1, 2002, and shall terminate on January 31, 2003. This Agreement shall automatically renew each year, unless either party gives sixty (60) days written notice to the other party of his intent not to renew for an additional period.

    Compensation. The Employer shall pay the Employee, as compensation for the services rendered by the Employee, a salary of sixty five thousand Dollars ($65,000.00) per year, payable in bi-monthly installments or as otherwise determined by the Employer. Salary payments shall be subject to withholding and other applicable taxes. As additional compensation, the Employer shall pay the Employee commission as approved by the Company compensation program for commissioned sales.

    Duties. The Employee shall perform, for the Employer, the duties set out in the attached Exhibit "A".

    Extent of Services. The Employee shall devote his entire time, attention, and energies to the Employer's business and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. The Employee further agrees that he will perform all of the duties assigned to him to the best of his ability and in a manner satisfactory to the Employer, that he will truthfully and accurately maintain all records, preserve all such records, and make all such reports as the Employer may require; that he will fully account for all money and all of the property of the Employer of which he may have custody and will pay over and deliver the same whenever and however he may be directed to do so.

    Disclosure of Information. The Employee agrees not to disclose to anyone, either during or after his employment, any confidential information obtained by him as a result of his employment by the Employer without the consent of the Employer. He further agrees that, on leaving his employment, he will not take with him, without permission of the Employer, any drawing, blueprint, or other reproduction, or any material of any kind. Furthermore, the Employee agrees that he will not divulge to any person or persons not connected with the Employer, any of its business methods, forms or names or addresses of customers. Unless specifically prohibited by statutory law, the Employee agrees that, in the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to a temporary restraining order and a preliminary injunction restraining the Employee from disclosing, in whole or in part, the list of the Employer's customers, or from rendering any services to any person, firm, corporation, association or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including recovery of damages from the Employee.

7. Non-Interference and Non-Solicitation. During the one-year period following the termination of his employment, the Employee will not:

(a) attempt in any manner to solicit from any client or customer of the Company business of the type performed by the Company or persuade any client or customer of the Company to cease to do such business or to reduce the amount of such business which any such client or customer has customarily done or contemplates doing with the Company, whether or not the relationship between the Company and such client or customer was originally established in whole or in part through the Employee's efforts;

(b) render any services of the type rendered by the Company for any client or customer of the Company;

(c) solicit to employ any person who is employed by the Company; or

(d) do or cause to be done, directly or indirectly, any acts which may impair the relationship between the Company with their respective suppliers, clients, customers or employees.

For a period of one (1) year from the Closing Date, the Employee will not, directly or indirectly, in the State of Georgia, whether as a partner, joint venturer, officer, stockholder, advisor, employee, consultant, agent, or otherwise, in any way promote, participate, become employed by or engage in any conduct or business which is similar to the Company's business or competitive with the Company's business.

  Notices. Any notice required or desired to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to his residence in the case of the Employee, or to its principal place of business, in the case of the Employer and shall be deemed to be delivered on the third business day after the mailing of such notice.

  Waiver of Breach. The waiver by the Employee of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by the Employer.

  Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

  Termination upon Sale of Business. Notwithstanding anything to the contrary, the Employer may terminate this Agreement upon twenty-one (21) days, notice to the Employee upon the happening of any of the following events:

    The Sale of the Employer's business or substantially all of its assets to a single purchaser or to a group of associated purchasers:
    The sale, exchange, or other disposition, in one transaction, of at least a fifty (50%)percent interest in the Employer's business;
    The merger or consolidation of the Employer's business in a transaction in which the owners of the business receive less than a fifty (50%) percent interest in the new or continuing operation.
    Upon such termination the Employee shall receive on the date of termination, a severance allowance of three months pay paid on the Companies regular payroll cycle, less all amounts required to be held and deducted.

  Death during Employment. If the Employee dies during the term of employment, the Employer shall pay to the estate of the Employee one full month of compensation.

  Vacations. The Employee shall be entitled each year to a vacation of two (2) weeks, during which time his compensation shall be paid in full. Each vacation shall be taken over a consecutive period beginning on or after June 15th 2002 and ending on or before December 30th 2002.

  Termination without Cause. The Employer may terminate this Agreement without cause at any time. In such event, the Employee, if requested by the Employer, shall continue to render services, and shall be paid his regular compensation up to the date of termination and, in addition, there shall be paid to the Employee, on the date of termination, a severance allowance of three (3) month's pay paid on the Company's regular payroll cycle, less all amounts required to be held and deducted. The Employee may terminate this Agreement without cause upon sixty (60) day's written notice to the Employer. In such event, no severance allowance shall be paid to the Employee but the Employee shall continue to render his services and shall be paid his regular compensation up to the date of termination.

  Entire Agreement. This Agreement contains the entire understanding of the parties. It may be changed only by an Agreement in writing, signed by the parties hereto.

  Governing Law. This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Cobb County, State of Georgia. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause (s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

  Insurance. The Employer will use its best efforts to obtain coverage for the Employee under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers, and/or employees of the Employer against lawsuits.

  Working Facilities. The Employee shall be provided such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

  Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt request; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

  Employee shall have the option of having medical coverage for himself and his family as described in the Company policy for employee benefits if applicable.

21. The Employee acknowledges having reviewed the contents of this Agreement with an attorney and having obtained independent legal advice prior to signing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 25th day of February, 2002.

Signed, sealed and delivered in the presence of:

National Data Inc. (Employer) ___________________________________

Raj Kalra, President

Jeffrey Brathall (Employee) ________________________________________

Exhibit "A"

Employee shall have the territory of Georgia and specifically be responsible for selling the Company's products as well as carrying out other related duties as mandated by the Company.

Employee shall also be given a specific dollar quota amount that must be achieved on a quarterly basis. Such quota shall be reviewed quarterly and it is a prerequisite to maintaining employment with the company.

The payment of the compensation to Brathall as detailed in paragraph 3 above shall be contingent upon Brathall meeting Company sales revenue expectations to be determined by the Company's policies.

Initials:

Employer ________________

Employee ________________